Exhibit 9. (b)

                                BROWN & WOOD LLP
                             One World Trade Center
                          New York, New York 10048-0557
                            Telephone (212) 839-5300
                            Facsimile (212) 839-5599

                                                     June 30, 1999

Sentinel Group Funds, Inc.
National Life Drive
Montpelier, Vermont 08536

Ladies and Gentlemen:

We consent to the incorporation by reference in Post-Effective Amendment No. 87 to the Registration Statement on Form N-1A (File Nos. 2-10685 and 811-214) of our opinion dated March 27, 1997 filed on March 28, 1997 as an Exhibit to Post-Effective Amendment No. 77 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

                                                  Very truly yours,

                                                  /s/ BROWN &WOOD LLP